UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Ave
San Jose, California 95119
(Address of principal executive offices, including Zip Code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)-(c)

On June 5, 2024, Michael Fernicola, the Chief Accounting Officer (“CAO”) of Infinera Corporation (the “Company”), moved out of his role as CAO and into a transitional role within the Company’s finance organization, reporting directly to Nancy Erba, the Company’s Chief Financial Officer. The Board of Directors of the Company appointed Ms. Erba to serve additionally as the principal accounting officer (“PAO”) of the Company. The Company has added senior accounting professionals to the Company’s finance organization, including experienced executives, who will support Ms. Erba in her additional role as PAO.

Ms. Erba’s biographical information and business experience are described in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on May 17, 2024.

Ms. Erba’s employment arrangements and compensation are described in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders, filed with the SEC on May 17, 2024 and amended on June 4, 2024. There are no changes to Ms. Erba’s employment arrangements or compensation in connection with her appointment as PAO.

Other than as disclosed herein, there are no arrangements or understandings between Ms. Erba and any other persons pursuant to which Ms. Erba was appointed as PAO. There are also no family relationships between Ms. Erba and any director or executive officer of the Company. Ms. Erba has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: June 7, 2024	By:	/s/ David W. Heard
David W. Heard Chief Executive Officer